UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 21, 2010
BankAtlantic Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Florida	001-13133	65-0507804

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 West Cypress Creek Road, Ft. Lauderdale, Florida	33309

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 954-940-5000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On May 21, 2010, BankAtlantic Bancorp, Inc. issued a press release announcing that it has (1) extended the expiration time for its cash offers to purchase and consent solicitations for any and all of the twelve series of its outstanding non-publicly traded trust preferred securities (the “TruPS”) having an aggregate principal amount of $230,000,000 and (2) increased the purchase price from an aggregate amount of $46 million, or $200 cash per $1,000 in principal amount of each series of the TruPS, to an aggregate amount of $138 million, or $600 cash per $1,000 in principal amount of each series of the TruPS. The press release announcing the extension of the expiration time and the increase in the purchase price is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated May 21, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2010	BANKATLANTIC BANCORP, INC.
	By:	/s/ Valerie C. Toalson
Valerie C. Toalson,
Executive Vice President - Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release dated May 21, 2010.